                                                                       EXHIBIT 1

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN AND MAY NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT'), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE BORROWER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE BORROWER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, OR (C) OTHERWISE IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LEGISLATION.

THE DEBENTURE REPRESENTED BY THIS CERTIFICATE AND ANY SHARES OR OTHER SECURITIES ISSUED UPON CONVERSION OF SUCH DEBENTURE MAY BE SUBJECT TO A HOLD PERIOD UNDER THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND THE SECURITES ACT OF 1933.


                             DEBENTURE CERTIFICATE

                           EXPLORE TECHNOLOGIES INC
                     #1502-1166 Alberni Street, Vancouver
                               British Columbia
                                    V6E 3Z3

                                 (US)$370,000
        IN PRINCIPAL AMOUNT OF 10 % SUBORDINATE CONVERTIBLE DEBENTURES

                             DUE; August, 1, 2000


Explore Technologies Inc. (the "Borrower"), for value received, hereby acknowledges itself indebted and, subject to the right of the registered holder to convert this Debenture into common shares ("Common Shares") of the Borrower as provided for herein, promises to pay the aggregate principal amount of the Debentures evidenced hereunder to EuroCapital Holdings A.V.V. (the "registered holder") as to 100% of the principal amount outstanding on the 1st August, 2000 (the "Maturity Date") or on such earlier date the principal hereof may be otherwise payable, and to pay interest on said principal amount as hereinafter provided.

The aggregate principal amount of Debentures evidenced hereunder shall consist of and be limited to (US)$370,000. (the "Principal Amount"), which is designated as a "10'% Subordinate Convertible Debentures" due August, 1, 2000.


The Debentures shall be dated as of the date of original issue and shall, subject to the terms and conditions provided herein, be repayable on the Maturity Date, and shall bear interest on the principal amount outstanding from (but excluding) the date the Debenture is issued hereunder up to and including the Maturity Date, at a rate of 10 % per annum, unless converted or redeemed prior to such time in accordance with the terms hereof. Interest will be calculated on a simple basis and will become due and payable on the maturity date, provided that if such day is not a business day in the Province of British Columbia, such payment shall be made by the Borrower on the next business day following.

On the Maturity Date, this Debenture shall mature and shall forthwith become payable to the registered holder. Subject to any agreement otherwise between the Borrower and the registered holder, the registered holder shall present and surrender this Debenture to the Borrower and the Borrower shall forthwith pay the principal of the Debenture in its entirety and shall pay any and all interest accruing on the principal.

Commencing on the day following presentment of the Matured Debenture, interest will accrue at the rate of 2% per month, compounded monthly and not in advance, on any unpaid principal and any accrued but unpaid interest.

Unless otherwise agreed to between the Borrower and the registered holder, or as otherwise expressly provided for herein, interest on the Debenture will be payable and the principal of the Debenture will be repayable in lawful money of the United States of America.

For the purposes of transferring or assigning the Debenture and any Common Shares issued upon conversion of the Debenture (collectively, the "Securities"), the Securities may be subject to a hold period pursuant to the requirements of the Securities and Exchange Commission. For any transfer or assignment to a U.S. person, as defined by Rule 902 of Regulation S, or for the benefit of a US. person, the transferee or assignee shall be required to provide the Borrower with a completed Certificate of Transferee in the form of the declaration attached to Schedule "'B" hereto.

In addition, certificates representing Common Shares which are issued to a U.S. person shall bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE "1933 ACT")- THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES. AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES 1N ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES
(i) PURSUANT TO THE EXEMP'T'ION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED UNDER RULE 144 THEREUNDER, IF AVAILABLE, AND 1N ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW, OR (ii) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA, ON NASDAQ OR ELSEWHERE. A NEW CERTIFICATE. BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE CORPORATIONS TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A LEGAL OPINION OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACTOR PURSUANT TO ANOTHER APPLICABLE EXEMPTION."

In the event the borrower is unable or unwilling to repay the principal amount of the Debenture plus accrued interest , on the maturity date , the registered holder of the Debenture shall have the right to convert all or any portion of the Principal Amount of this Debenture which is a multiple of (US)$1,000 into Common Shares at any time and from time to time, beginning on the day after the maturity date at a price which is 20% below weighted average trading price of the shares on the OTC BB for the preceding 5 trading days.

The Debenture Holder may request the Borrower to file a Registration Statement with the SEC to allow the common shares of the Company, issued under terms of the conversion of the Debenture, to be free trading.

For greater certainty, if any principal amount of Debenture remains outstanding after 4:00 p.m. (Vancouver time) on the date which is four months after the Maturity date, the right to convert such amount into Common Shares of the Company will wholly terminate and the Subscriber will only be entitled to repayment in cash on or after such date. Any accrued interest due on the Debenture surrendered for conversion will be paid in cash within 10 business days of such conversion.

The registered holder of a Debenture wishing to convert the Debenture, in whole or in part, shall present and surrender the Debenture and shall give written notice (the "Notice") of its intention to convert the Debenture (collectively, the "Conversion Documentation") to the Borrower at their offices at 1502-1166 Alberni Street, Vancouver, British Columbia V6E 3Z3, , unless otherwise directed by the Borrower in writing.

The Debenture shall be converted on the later of the day (the "Conversion Date") which is specified in any Notice and the date of actual receipt of the duly completed Conversion Documentation by the Borrower or its authorized representative. The registered holder of a Debenture who has converted its Debenture shall be entered onto the Borrower's register of common shares as of the Conversion Date and the Borrower will cause certificates evidencing the Common Shares to be issued within five business days of the Conversion Date. The Notice of a registered holder given to effect conversion of the Debenture shall be substantially in the form attached as Schedule "A" hereto, and shall:


(a)  state the number of Debentures to be converted into Common Shares;


(b) provide an acknowledgement by the registered holder that the Common Shares shall be subject to any remaining time in which the Hold Period has not yet accrued;


(c) provide an acknowledgement by the registered holder that the Common Shares shall be subject to certain United States resale and legend requirements; and


(d) provide necessary representations of the registered holder with respect to U.S. federal and state securities law compliance.

This Debenture is a direct, unsecured obligation of the Borrower ranking equally with all other subordinated indebtedness and is not secured by any mortgage or other charge. Furthermore, this Debenture shall rank subordinate to all Senior Debt (as hereinafter defined);

     Senior Debt shall have the following meaning:

(a) indebtedness of the Borrower, whether outstanding on the date of this Debenture Certificate or thereafter created, incurred, assumed or guaranteed by the Borrower, which is subject to a registered security interest in favour of such creditor against any of the assets of the Borrower or any of its subsidiaries;

(b) renewals, extensions or refundings or any indebtedness referred to in paragraph (a) above; unless the terms of the instrument creating or evidencing such indebtedness or the instrument pursuant to which such indebtedness is outstanding provides that such indebtedness does not rank prior in right of payment to the Debentures but ranks equally with, or subordinate in right of payment to, the Debentures.

Upon an event of default (as hereinafter defined) the principal of all Debentures then outstanding under this Certificate may be declared due and payable by the registered holder. An event of default, for the purposes of this Debenture is defined as any of the following events:

1. if the Borrower makes default in payment of any interest due on the Debenture, which default is not remedied within thirty days of a written notice addressed to the Borrower from the registered holder that the Borrower is in default of payment; or

2. if a decree or order of a court having jurisdiction in the premises is entered adjudging the Borrower a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Borrower, or appointing a receiver of the Borrower or any substantial part of its property, or ordering the wind-up or liquidation of its affairs unless the Borrower actively and diligently contests in good faith such decree or order and has such decree or order stayed on or before 90 days after the issue of such decree or order by a court; or

3. if an order is made or a resolution is passed for the winding-up or liquidation of the Borrower, or if the Borrower institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the fling of any petition therefor or to the appointment of a receiver of the Borrower or any substantial part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporation action in furtherance of any of the aforesaid purposes; or

4. if the Borrower makes default in observing or performing any other covenant or condition of this Debenture Certificate, or the Subscription Agreement between the Borrower and the registered holder in connection with the issuing of these Debentures, on its part to be observed or performed and if such default continues for a period of twenty business days after notice in writing has been given to the Borrower by the registered holder specifying such default and requiring the Borrower to rectify the same, unless the registered holder (having regard to the subject matter of the default) shall have agreed in writing to the default.

The registered holder may waive any default by the Borrower in the observance or performance of any covenant, agreement, or condition contained in this Debenture or any other event which without such waiver would cause the monies hereby secured to be immediately due and owing; but no such waiver or other act or omission of the registered hold will extend to or affect any subsequent breach, default, or event or the rights resulting therefrom.

Upon presentation of this Debenture and a duly completed certificate of transfer, substantially in the form attached as Schedule "B" hereto, to the attention of Mr Charlo Barbosa, #1502-1166 Alberni Street, Vancouver, British Columbia V6E 3Z3 (or as may otherwise be directed by the Borrower in writing), and subject to compliance with applicable securities laws, which compliance shall be supported by such legal opinions as may reasonably be required by counsel to the Borrower at the expense of the registered holder, this Debenture may be transferred by the registered holder or its executors, administrators or other legal representatives or its or their attorney duly appointed in writing, but no such transfer of this Debenture shall be valid unless it has been duly noted on one of the registers maintained for that purpose.

Nothing in this Certificate or in the holding of Debentures evidenced hereby shall be construed as conferring upon the registered holder any right or interest whatsoever as a shareholder of the Borrower or entitle the registered holder to any right or interest in respect of any common shares except as herein expressly provided.

The Borrower shall cause a register to be kept, in which shall be entered the names and addresses of all registered holders of Debentures and the number of Debentures held by each of them- The Borrower may treat the registered holder of any Debenture Certificate as the absolute owner of the Debentures represented thereby for all purposes, and the Borrower shall not be affected by any notice or knowledge to the contrary except where the Borrower is required to take notice by statute or by order of a court of competent jurisdiction.

Upon the conversion of the total Principal Amount owing under this Debenture, all rights under this Debenture, other than the right to receive certificates representing the Common Shares to which the registered holder is entitled on such conversion, shall wholly cease and terminate and such Debenture shall be void and of no effect or value.

If at any time after the date hereof and prior to the Maturity Date, and provided that any Debentures remain unconverted, there shall be:

    (a) a reclassification of the common shares outstanding at the time or a change in the common shares into other shares or securities or a subdivision or consolidation of the common shares into a greater or lesser number of common shares, or any other capital reorganization of the Borrower; or

     (b) a consolidation, amalgamation or merger of the Borrower with or into any other corporation other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding common shares or a change of the common shares into other shares or securities.

Any of such events being called a "Capital Reorganization"), any registered holder of Debentures who thereafter shall exercise their right to acquire Common Shares pursuant to such Debenture shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Common Shares to which such registered holder was theretofore entitled upon such conversion, the aggregate number of Common Shares, other securities or other property which such registered holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the registered holder had been the registered holder of the number of Common Shares to which such registered holder was theretofore entitled to acquire upon conversion of this Debenture. If determined appropriate by the Borrower acting reasonably, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth herein with respect to the rights and interests thereafter of registered holders of the Debentures to the end that the provisions set forth herein shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any Common Shares, other securities or other property thereafter deliverable upon the conversion of any Debentures. Any such adjustment shall be made by and approved by the directors of the Borrower and shall for all purposes be conclusively deemed to be an appropriate adjustment.

The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein. No adjustment shall be made in the number or kind of Common Shares, or other securities which may be acquired on the conversion of a Debenture, unless it would result in a change of at least one-tenth of a Common Share (provided, however, that any adjustments which may by reason of this paragraph not be required to be made, shall be carried forward and then taken into consideration in any subsequent adjustment).

Notwithstanding any adjustments provided for herein or otherwise, the Borrower shall not be required upon the conversion of any Debentures to issue fractional Common Shares in satisfaction of its obligations hereunder and, except as provided for herein, any fractions shall be eliminated.

So long as any portion of this Debenture remains outstanding prior to the Maturity Date, the Borrower will send notice to the registered holder thereof of its intention to fix a record date for the issuance of any dividends in kind to all or substantially all of the holders of its outstanding common shares. Such notice shall specify the particulars of the record date far such event, provided that the Borrower shall only be required to specify in the notice such particulars of the event that shall have been fixed and determined on the date of such notice. The notice shall be sent in each case not less than seven (7) days prior to such applicable record date.

This Debenture shall not become obligatory for any purpose until certified by or on behalf of the Borrower for the time being under this Certificate. This Debenture is to be governed in accordance with the Laws of the Province of British Columbia and Canada.


IN WITNESS WHEREOF the Borrower has caused this Debenture to be sealed with its common seal and to be signed by its President and Chief Executive Officer as of this 30th Day of day of May, 2000.

Explore Technologies Inc



/s/ Charlo Barbosa
-----------------------------------
Per:  Charlo Barbosa
Chief Executive Officer


/s/ Rod Jao
-----------------------------------
Per: Rod Jao
President